EXHIBIT 10.08

Memorandum of Agreement


made this 2nd day of April 1996

Between:                           Rothbury Engineering Limited
                                   National House, Santon,
                                   Isle of Man, Great Britain

                                   (Licensor hereinafter called ROTHBURY)

                                   of the first part

and                                Eurectec, Inc.
                                   3901 McArthur Boulevard, Suite #200,
                                   Newport Beach, CA 92660


                                   (Licensee hereinafter called EURECTEC)

                                   of the second part


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Whereas Licensor has developed

a) a technique for manufacturing different technical rubber products such as floor coverings from scrap rubber without revulcanizing (hereinafter referred to as "Process One") and:

b) a process for giving a mixture of scrap rubber granulates and resins and other additives electric conductive characteristics such as heatable floor coverings (hereafter referred to as "Process Two");

and Whereas EURECTEC wishes to purchase the exclusive WORLDWIDE manufacturing and distribution rights to Process One and Process Two;

Now therefore this agreement witnesseth that in consideration of the sum US $100.00 now paid by EURECTEC to ROTHBURY (receipt which is hereby acknowledged) the parties agree as follows:

1) ROTHBURY hereby gives and grants unto EURECTEC the right and option to license the exclusive Worldwide manufacturing and distribution rights to Process One and Process Two from this date on the following terms:

2) The purchase price shall be in an amount of US $497,547.00 payable by EURECTEC to ROTHBURY as follows:
a)     US $    150,000   advance payment payable upon signing this document

Balance US $   347,547   to be paid as follows:

b)     US $    050,000   on or before July 31, 1996
c)     US $    050,000   on or before September 30, 1996
d)     US $    050,000   on or before November 30, 1996
e)     US $    197,547   balance on or before December 31, 1996

3) It is clearly understood in the event of default by EURECTEC in making payments as specified in clause 2 above that:

i) all payments made by EURECTEC to the date of default shall remain the property of ROTHBURY and shall not be refundable;
ii) EURECTEC shall no longer have exclusive rights as defined in clause 1) above but simply a "non-exclusive" right on a continuing basis;
iii) any and all License agreements entered into by EURECTEC, Inc., a US company to which ROTHBURY intends to assign its licensing rights hereunder shall remain effective and binding and;
iv) ROTHBURY shall have no other recourse against Eurectec with respect to such default.

4) ROTHBURY - upon payment in full by EURECTEC of the advance payment - shall convey to EURECTEC or its nominees all technical information and know-how

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pertaining to the technology and processes referred to in the first recital to this agreement. At no additional cost ROTHBURY shall on an ongoing basis provide EURECTEC with all relevant technical information and know-how subsequently developed by ROTHBURY with respect to Process One and Process Two.


5) EURECTEC shall have the right to sub-license this technology and any subsequent technology that may be introduced by ROTHBURY to EURECTEC without any royalty payment(s) being made by EURECTEC to ROTHBURY.

6) EURECTEC and its licensees shall be entitled to use the trade name or names registered by ROTHBURY with respect to either the ordinary tile or heating tiles and shall cause all licensees in any country to market the tiles in any event under the same trade name(s).

7) EURECTEC shall have the right to file a patent application in North America and Canada in its own name and extend this patent application to other parts of the world as its sees fit in order to protect its markets.

8) EURECTEC shall cause all manufacturer's of either tile wherever situated in the world to imprint on the back of each tile its name and address and any other marks its deems necessary to protect its patents on these products.

9) EURECTEC shall insert a clause in each agreement it enters into for the licensing of tile rights for any territory, countries or jurisdiction providing that the licensee shall not market the tiles outside the area to which the rights are specifically granted. The clause shall be sufficiently broad in scope to cover marketing and/or distribution directly or indirectly outside such area and shall fix the licensee with the obligation of similarly restricting purchasers of said tiles from marketing the same directly or indirectly outside the prescribed area. EURECTEC shall reserve the right to cancel the manufacturing and distribution rights to the said tiles of any licensed manufacturer in the event its tiles are sold outside the prescribed area.

All EURECTEC licensees shall be bound by these same terms and conditions.

In the event of an outside manufacturer selling or distributing any of said tiles within North America and Canada and EURECTEC electing to take legal action against such manufacturer or any distributor or sales agent thereof then ROTHBURY may be added as a Plaintiff & shall join with EURECTEC in the prosecution of said action at the expense of ROTHBURY. EURECTEC shall have no recourse against ROTHBURY for any such breach of contract said manufacturer.

11) EURECTEC shall be obliged to include a clause in each licensee agreement providing that before the license agreement is effective the licensee must enter into a confidentiality agreement with ROTHBURY and EURECTEC to protect divulgement of the secret proprietary information relating to formula and know-how.

12) This agreement shall be interpreted and construed under the laws of California, United States of America.

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13)  Time shall be of the essence of this agreement.

14) This agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

Signed: By /s/ Ehrenfried Liebich     Signed: By /s/
___________________________           ________________________
Authorized Officer Eurectec, Inc.     Authorized Officer Rothbury Eng. Limited.

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